UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On December 31, 2020, Michael R. Kallet, a member of the Board of Directors (the “Board”) of Community Bank System, Inc. (the “Company”), retired from the Board in accordance with the Company’s mandatory retirement policy for directors. Pursuant to the Company’s Bylaws, a director is required to retire from the Board on December 31st of the year in which he or she attains the age of 70. Mr. Kallet has served as a director of the Company and its subsidiary, Community Bank, N.A. (the “Bank”), since 2015.

(e)       On January 4, 2021, the Company and the Bank entered into renewal employment agreements with Mark E. Tryniski, the Company’s and the Bank’s President and Chief Executive Officer, and Joseph E. Sutaris, the Company’s and the Bank’s Executive Vice President and Chief Financial Officer.

Mr. Tryniski’s Employment Agreement was renewed for another three-year term on substantially similar terms as his prior three-year employment agreement which expired on December 31, 2020. The Employment Agreement provides that Mr. Tryniski shall continue to serve as the President and Chief Executive Officer of the Company and the Bank during the period from January 1, 2021 to December 31, 2023. During the term of the Agreement, the Company shall pay a base salary at an annual rate of $861,492, which will be reviewed and may be adjusted in future years in accordance with the Company’s regular payroll practices for executive employees. Mr. Tryniski will be eligible to receive annual incentive compensation under the terms of the Company’s Management Incentive Plan (“MIP”) as determined by the Compensation Committee of the Board. The Employment Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Tryniski’s death or disability. In the event Mr. Tryniski is terminated without cause or terminates his employment for good reason, he will be entitled to the greater of (i) 200 percent of the sum of his annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) the amount of base salary and expected MIP payments that otherwise would have been payable to Mr. Tryniski through the unexpired term of the agreement. If Mr. Tryniski’s employment is terminated upon or within two years following a change in control of the Company that occurs during the term of the Employment Agreement for reasons other than cause, death, or disability, or if Mr. Tryniski voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period. Mr. Tryniski is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

Mr. Sutaris’ Employment Agreement was renewed for another three-year term on substantially similar terms as his prior three-year employment agreement which expired on December 31, 2020. The Employment Agreement provides that Mr. Sutaris shall continue to serve as the Executive Vice President and Chief Financial Officer of the Company and the Bank during the period from January 1, 2021 to December 31, 2023. During the term of the Agreement, the Company shall pay a base salary at an annual rate of $408,000, which will be reviewed and may be adjusted in future years in accordance with the Company’s regular payroll practices for executive employees. Mr. Sutaris will be eligible to receive annual incentive compensation under the terms of the Company’s MIP as determined by the Compensation Committee of the Board. The Employment Agreement may be terminated by the Company for cause at any time, and shall terminate upon Mr. Sutaris’ death or disability. In the event Mr. Sutaris is terminated without cause or terminates his employment for good reason, he will be entitled to the greater of (i) 175 percent of the sum of his annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) the amount of base salary and expected MIP payments that otherwise would have been payable to Mr. Sutaris through the unexpired term of the agreement. If Mr. Sutaris’ employment is terminated upon or within two years following a change in control of the Company that occurs during the term of the Employment Agreement for reasons other than cause, death, or disability, or if Mr. Sutaris voluntarily resigns during this period based upon an involuntary and material adverse change in his authority, duties, responsibilities, base salary, or the geographic location of his assignment, he shall be entitled to three times his base salary and his incentive compensation award for the year immediately preceding the change in control and continuation of certain benefits for a 36 month period. Mr. Sutaris is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment or to solicit customers of the Company or Bank for two years following termination of employment.

The foregoing descriptions of Messrs. Tryniski’s and Sutaris’ Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the copies of the Employment Agreements, attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated by reference.

Item 8.01        Other Events

At its December meeting, the Board of Directors of the Company approved a stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to 2,680,000 shares of the Company’s common stock during a twelve-month period starting January 1, 2021. Such repurchases may be made at the discretion of senior management depending on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. The new repurchase authorization replaced the existing program which expired on December 31, 2020.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

10.1       Employment Agreement, dated January 4, 2021, by and among Community Bank System, Inc., Community Bank, N.A. and Mark E. Tryniski.

10.2       Employment Agreement, dated January 4, 2021, by and among Community Bank System, Inc., Community Bank, N.A. and Joseph E. Sutaris

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: January 6, 2021

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated January 4, 2021, by and among Community Bank System, Inc., Community Bank, N.A. and Mark E. Tryniski

10.2	Employment Agreement, dated January 4, 2021, by and among Community Bank System, Inc., Community Bank, N.A. and Joseph E. Sutaris

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